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                                                                    EXHIBIT 5.1

                         [GORDON & SILVER LETTERHEAD]


                              September 21, 2000

Axonyx Inc.
825 Third Avenue, 40th Floor
New York, NY  10022

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Axonyx Inc., a Nevada corporation (the "COMPANY"), in connection with the proposed issuance and sale by the Company of up to 4,000,000 shares of the Company's Common Stock, $0.001 par value per share (the "SHARES"), at a maximum aggregate offering price of $25,000,000 pursuant to the Company's Registration Statement on Form S-3, together with any amendments thereto (the "REGISTRATION STATEMENT"), to be filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT").

     This letter is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

     For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) a Secretary's Certificate, dated as of September 20, 2000, executed by the Secretary of the Company (the "SECRETARY'S CERTIFICATE"); (ii) such records and other documents of the Company as we considered appropriate including, without limitation, the Company's articles of incorporation, bylaws and minutes of the proceedings of the Company's board of directors in connection with the issuance and sale of the Shares, all as contained in exhibits to the Secretary's Certificate and certified by the Secretary of the Company; and (iii) the Registration Statement.

     We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us by the Company, even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) the conformity to the

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Axonyx Inc.
September 21, 2000
Page 2

originals of all documents submitted to us as copies; and (G) due authorization by the Company's board of directors of the consideration per share at which the Shares will be issued pursuant to the Registration Statement and the related prospectus; and (H) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

     Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, if, as and when the Shares are issued in accordance with the Registration Statement and the related prospectus against delivery of the consideration therefor specified in the prospectus, the Shares will be legally issued, fully paid and non-assessable.

     We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

     This opinion is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-B.

     Our opinion herein is rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,

                                        GORDON & SILVER, LTD.